SECURITIES AND EXCHANGE COMMISSION


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                          Date of Report
                (Date of earliest event reported): April 9, 2003
                                                   -------------



                                  BENIHANA INC.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)




           Delaware                 0-26396           65-0538630
       -----------------           ----------        -------------
 (State or other jurisdiction     (Commission        (IRS Employer
       of incorporation)          File Number)     Identification No.)




           8685 Northwest 53rd Terrace, Miami, Florida        33166
           -------------------------------------------       --------
             (Address of Principal Executive Offices)       (ZIP Code)




      Registrant's telephone number, including area code:  (305) 593-0770
                                                            -------------

                     Item 9.   Results of Operations and Financial Condition
                               ---------------------------------------------
                     On April 09, 2003, the Registrant issued a press release announcing its fourth quarter and year end restaurant sales for the fiscal quarter and year ended March 30, 2003. A copy of the press release is included with this Report as Exhibit 99.1.


                     Item 7.   Financial Statements and Exhibits
                               ---------------------------------
                     (c) Exhibit 99.1. Press Release of Benihana Inc. dated April 9, 2003.



                                            SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            BENIHANA INC.



                                            By: /s/ Michael R. Burris
                                            -----------------------------------
                                                Michael R. Burris
                                                Senior Vice President of
                                                Finance and Treasurer

                                                                  Exhibit 99.1


              BENIHANA INC. REPORTS FOURTH QUARTER RESTAURANT SALES
               AND ANNOUNCES OPENING OF NEW TEPPANYAKI RESTAURANT
                                    ---------

               Louisville, Ky., Unit Closed Upon Lease Expiration


MIAMI, FLORIDA, April 9, 2003 -- -- Benihana Inc. (NASDAQ: BNHNA and BNHN), operator of one of the nation's largest chains of Asian restaurants, today announced the opening of its newest Benihana teppanyaki restaurant, in Westbury, N.Y. In addition, the Company reported total and comparable restaurant sales for the Company's year and fourth quarter ended March 30, 2003.

           For the fiscal year ended March 31, 2003, total restaurant sales increased 10.5%, to $187.9 million, from $170.1 million a year ago. Comparable sales for the year increased 4.4%.

           Total restaurant sales for the fourth quarter of fiscal 2003 increased 8.3%, to $46.0 million, from $42.5 million in the corresponding year. Comparable restaurant sales for the period increased 1.1%. Haru's comparable restaurant sales for the quarter rose 9.7%, and the Benihana teppanyaki restaurants, which represented approximately 83.5% of total restaurant sales for the quarter, experienced a 0.9% decrease. The Company also reported that sales exceeded expectations for the four RA Sushi Bar restaurants acquired in December 2002. The Company attributed the slowdown in comparable restaurant sales to economic considerations, consumers' ongoing involvement in keeping abreast with the war in Iraq and television broadcasts of the war. The impact of poor winter weather also played a part in slowing comparable sales. "People have been understandably concerned and reluctant to dine outside of their homes at this time," said Joel A. Schwartz, President. "However, as the growth of our overall company demonstrates, we maintain a positive view of the future."

           Benihana said it would report fourth quarter and full year operating results in mid-May, when it will also hold a conference call to discuss operations.

           The new teppanyaki restaurant in Westbury is the Company's second in Long Island's highly populated Nassau County. The 7,400 square foot restaurant seats 140 people. The Company also reported that a smaller Benihana teppanyaki restaurant in Louisville, KY, with annual sales of approximately $1.0 million, was closed at year-end upon expiration of its lease.

About Benihana
--------------
           Benihana, now in its 38th year, and one of the nation's largest chains of Asian restaurants, currently operates 64 restaurants nationwide, including 54 Benihana teppanyaki restaurants, five Haru sushi restaurants, four RA Sushi Bar Restaurants and a Doraku restaurant. Four additional company-owned Benihana teppanyaki restaurants are currently under development. In addition, a total of 22 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

           Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.